UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 7, 2009

ClearPoint Business Resources, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51200	98-0434371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Manor Drive, Suite 110, Chalfont, PA	18914
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(215) 997-7710

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

As previously reported in the filings of ClearPoint Business Resources, Inc. (the “Company”) with the Securities and Exchange Commission, on January 13, 2009, the Company entered into a letter agreement, as amended effective May 14, 2009 (the “XRoads Agreement”), with XRoads Solutions Group, LLC (“XRoads”).  Pursuant to the XRoads Agreement, among other matters, XRoads agreed to provide the services of Brian Delle Donne to serve as the Company’s Interim Chief Operating Officer through August 13, 2009.

The XRoads Agreement provided that either the Company or XRoads could terminate the XRoads Agreement at any time with at least thirty days prior written notice.  On July 6, 2009, the Company sent such thirty-day termination notice to XRoads.  The XRoads Agreement and Brian Delle Donne’s services as the Company’s Interim Chief Operating Officer were terminated effective August 7, 2009.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosures set forth in Item 1.02 above are incorporated by reference into this Item 5.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 13, 2009

CLEARPOINT BUSINESS RESOURCES, INC.

By:	/s/ Michael Traina
Name: Michael Traina
Title: Chief Executive Officer